Exhibit 23(B)

ATTORNEYS AT LAW
1625 Eye Street, NW | Suite 800
Washington, DC 20006
202.965.8100 | fax 202.965.8104
www.carltonfields.com

Atlanta
Florham Park
Hartford
Los Angeles
Miami
Minneapolis
New York
Orlando
Tallahassee
Tampa
Washington, DC
West Palm Beach

April 27, 2026

TIAA Real Estate Account
c/o Teachers Insurance and Annuity Association of America 730 Third Avenue
New York, New York 10017

Re: TIAA Real Estate Account
Registration Statement Filing on Form S-1/A
File No. 333-294258

Ladies and Gentlemen:

We have acted as counsel to TIAA Real Estate Account, established under the laws of the state of New York as a separate account of Teachers Insurance and Annuity Association of America, regarding the federal securities laws applicable to the issuance and sale of the separate account units of interest described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,
/s/ Carlton Fields, P.A.
Carlton Fields, P.A.

Carlton Fields, P.A.
Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.